UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 1, 2022

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

10375 Professional Circle
	Reno,	Nevada
(Address of Principal Executive Offices)

89521
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671
No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.
(a)     On March 2, 2022, Employers Holdings, Inc., (“EHI” or the “Company”) announced that Alejandro (“Alex”) Perez-Tenessa has been appointed as a member of the EHI Board of Directors (the “Board”) effective March 2, 2022. Mr. Perez-Tenessa will serve on the Board and has been appointed to the Finance Committee and the Risk, Technology and Innovation Committee. With Mr. Perez-Tenessa’s appointment, the Board will increase to eleven members.
Mr. Perez-Tenessa, 47, is the founder and CEO of Trendio Live Inc., which was formed in July 2021. Prior to that, Mr. Perez-Tenessa served as Vice President, U.S. Prime Video at Amazon.com, Inc. from August 2019 to April 2021. He served as Vice President, Kindle Content at Amazon from April 2017 to August 2019. Prior to joining Amazon, he served as Vice President of Beauty and Personal Care of CVS Health from 2013 to April 2017. He also served as a Partner at McKinsey & Company from 2003 to 2013. Mr. Perez-Tenessa received a Master’s degree in Business Administration from Harvard University (Baker Scholar), as well as a Bachelor’s degree and a Master’s degree from ESSEC Business School.
Mr. Perez-Tenessa will participate in the non-employee director compensation program at the Company. Under the current program, non-employee Board members receive an annual cash retainer of $48,000, Board committee chairs receive an annual cash retainer ranging from $10,000 to $15,000, and Board committee members receive meeting fees ranging from $1,500 to $1,750 per meeting. Historically, the non-employee director compensation program has also included a grant of Restricted Stock Units (RSUs) to continuing directors after each Annual Meeting of Stockholders. For non-employee directors who have joined the Board between annual meetings, the Compensation Committee of the Board has historically made a grant of RSUs in an amount that takes into consideration the length of time that the new Board member will serve between annual meetings. The Compensation Committee of the Board intends to meet at a later date to consider granting Mr. Perez-Tenessa an award of RSUs on a similar basis.
There are no arrangements or understandings between Mr. Perez-Tenessa and any other person pursuant to which he was named a director of the Company. Mr. Perez-Tenessa has no family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Perez-Tenessa has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Mr. Perez-Tenessa is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 2, 2022, the Company issued a press release regarding the appointment of Mr. Perez-Tenessa to the Board. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
(b) On March 1, 2022, Richard W. Blakey notified the Board that he will not seek re-election to the Board at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). As a result, Dr. Blakey’s service on the Board will conclude immediately following the 2022 Annual Meeting. Dr. Blakey has served as a director of the Company and its predecessors since 2005. The Company is profoundly grateful for Dr. Blakey’s distinguished service to the Company and its stockholders.
Dr. Blakey informed the Board that he does not have any disagreement with the Company on any matter relating to its operations, policies or practices.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Employers Holdings, Inc. press release, dated March 2, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 2, 2022	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President, Chief
Legal Officer and General Counsel